Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Fidelity National Financial, Inc.

We consent to the incorporation by reference in the Registration Statements (No. 33-11321, 333-103067, 33-32853, 33-15027, 33-34300, 33-45709, 33-45272, 33-15008, 33-56514, 33-64834, 33-64836, 33-83026, 33-61983, 333-32806, 333-48411, 333-61111, 333-64229, 333-52744, 333-89163, 333-83054, 333-68690, 333-111438, 333-113217, 333-120720, 333-114482, 333-109415, 333-104044, 333-113571) of Fidelity National Financial, Inc. of our reports dated March 16, 2005, with respect to the Consolidated Balance Sheets of Fidelity National Financial, Inc. and subsidiaries as of December 31, 2004 and 2003, and the related Consolidated Statements of Earnings, Comprehensive Earnings, Stockholders’ Equity and Cash Flows for each of the years in the three-year period ended December 31, 2004, and all related financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 annual report on Form 10-K of Fidelity National Financial, Inc.

Our reports refer to a change, effective January 1, 2003, in the method of accounting for stock-based employee compensation.

/s/ KPMG LLP

Jacksonville, Florida
March 16, 2005